UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2025

RUNWAY GROWTH FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 N. Michigan Ave., Suite 4200

Chicago, Illinois 60601

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 281-6270

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	Nasdaq Global Select Market LLC
7.50% Notes due 2027	RWAYL	Nasdaq Global Select Market LLC
8.00% Notes due 2027	RWAYZ	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By correspondence dated March 13, 2025, John Engel informed the Board of Directors (the “Board”) of Runway Growth Finance Corp., a Maryland corporation (the “Company”), of his intent to resign as a director of the Company, effective March 21, 2025, and upon the appointment by the Board of his replacement. Mr. Engel’s decision to resign from the Board was not due to any disagreements with the Company relating to the Company’s operations, policies or practices. The Company thanks Mr. Engel for his service to the Company and wishes him well.

On March 13, 2025, the Board elected Jennifer Kwon Chou as an independent director, effective March 21, 2025, to fill the vacancy created by Mr. Engel’s resignation. Ms. Chou will serve as a Class II director until the 2027 annual meeting of the stockholders of the Company and until her successor is duly elected and qualified. There are no arrangements or understandings between Ms. Chou and any other persons pursuant to which she was selected as a director, nor is there any family relationship between Ms. Chou and any of the Company’s directors or other executive officers. In addition, Ms. Chou is not a party to any transaction or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Chou has been a Senior Managing Director and Chief Strategy Officer of the Gores Group (“Gores”) since 2010. Ms. Chou has also been a director of Portman Ridge Finance Corporation (“PTMN”), a business development company (“BDC”), and Logan Ridge Finance Corporation (“LRFC”), a BDC, both since May 2022. Ms. Chou has over 20 years of strategy and finance experience and currently oversees firm strategy and the development of new products and partnerships for Gores. She also has management responsibilities over the firm’s origination, capital raising, external communications, and corporate development functions. Since joining Gores in 2010, Ms. Chou has been responsible for raising capital across Gores’ funds. Prior to joining Gores, Ms. Chou was a director at Sterling Partners, a private equity firm based in Chicago. Prior to Sterling Partners, she worked in capital markets at Lehman Brothers in New York. She began her career at Public Financial Management and the Vanguard Group. Ms. Chou is a graduate of the University of Pennsylvania and also received an M.B.A. from Northwestern University’s Kellogg School of Management where she was a Robert Toigo Fellow. The Board believes that Ms. Chou’s extensive investment banking experience provides the Board with knowledge and expertise on these and other matters, thus qualifying her to serve as a member of the Board.

On March 13, 2025, the Board also elected Robert Warshauer and Alexander Duka as independent directors, and Ted Goldthorpe as an interested director, each effective March 21, 2025, to fill the vacancies created in connection with the Board’s decision to increase the size of the Board from five directors to eight directors. Mr. Warshauer will serve as a Class III director until the 2025 annual meeting of the stockholders of the Company and until his successor is duly elected and qualified, Mr. Duka will serve as a Class I director until the 2026 annual meeting of the stockholders of the Company and until his successor is duly elected and qualified and Mr. Goldthorpe will serve as a Class II director until the 2027 annual meeting of the stockholders of the Company and until his successor is duly elected and qualified. Mr. Goldthorpe was also appointed as the chair of the Board, effective March 21, 2025.

In connection with the appointment of the new directors to the Board, effective March 21, 2025, Ms. Chou will also serve as the chair of the nominating and corporate governance committee of the Board; Mr. Warshauer will serve as the chair of the audit committee of the Board; and Mr. Duka will serve as the chair of the compensation committee of the Board and as a member of the nominating and corporate governance committee of the Board.

Mr. Goldthorpe has been the President and Chief Executive Officer (“CEO”) of LRFC, a BDC, and PTMN, a BDC, both since April 2019. Mr. Goldthorpe, has also been the President and CEO of BC Partners Lending Corporation (“BCPL”), a BDC, since April 2018, Alternative Credit Income Fund, an interval fund, since October 2020, and Opportunistic Credit Interval Fund, an interval fund, since 2022. Mr. Goldthorpe also currently serves as the CEO and Chairman of Mount Logan Capital Inc., an alternative asset management company, Executive Officer of Sierra Crest Investment Management LLC, an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, and Managing Partner of BC Partners Credit, since 2017, an integrated credit platform operating within the BC Partners organization. He was previously the President of Apollo Investment Corporation and the Chief Investment Officer of Apollo Investment Management, where he was the head of its U.S. Opportunistic Platform and also oversaw the Private Origination business from 2012 to 2016. He was also a member of Apollo’s firm-wide Senior Management Committee. Prior to Apollo, Mr. Goldthorpe worked at Goldman Sachs for 13 years where he most recently ran the bank loan distressed investing desk. He was previously the head of Principal Capital Investing for the Special Situations Group. Mr. Goldthorpe launched BC Partners’ credit business in 2017 and oversees a team of experienced credit professionals. As a Managing Partner of BC Partners, Mr. Goldthorpe is also a member of the investment committee of the private equity business. Mr. Goldthorpe was the President of Apollo Investment Corporation and Chief Investment Officer of Apollo Investment Management from 2012 to 2016. Mr. Goldthorpe has served as a director of Mount Logan Capital Inc., since 2018, a director of BCPL, since 2010, a director of PTMN and LRFC, both since 2019, a trustee of Alternative Credit Income Fund, since 2020, a trustee of Opportunistic Credit Interval Fund, an interval fund, since 2022, a director of South Street Securities, LLC, since 2022, a director of Anthem Media, since 2019, and a director of Riddell, since 2024. The Board believes that Mr. Goldthorpe’s extensive investment banking and investment advisory experience provides the Board with knowledge and expertise on these and other matters, thus qualifying him to serve as a member of the Board.

Mr. Warshauer has served as the Chief Executive Officer of BLST Holdings, LLC, a fintech e-commerce retailer, since 2020. Mr. Warshauer, also served on the board of Icon Parking Holdings, LLC, a private company, between 2020 and April 2023. Mr. Warshauer was a Managing Director and Head of Investment Banking at NY- Imperial Capital, an investment banking company, from 2007 to 2020. Mr. Warshauer served as a board member of Global Knowledge, an education services company, from 2020 to 2021, and Estrella Broadcasting, a Spanish language media company, from 2019 to 2021. Mr. Warshauer has served on the board of MD America, an energy company, since 2020, a member of the board of directors of BCPL, a BDC, since 2018, a member of the board of trustees of Alternative Credit Income Fund, an interval fund, since 2020, a member the board of LRFC, a BDC, since July 2021, a member of the board of PTMN, a BDC, since April 2019, and a member of the board of trustees of Opportunistic Credit Interval Fund, an interval fund, since April 2022. Mr. Warshauer also currently serves as Chair of the Audit Committee of LRFC, PTMN and BCPL. Mr. Warshauer has over 30 years of experience in financings, mergers and acquisitions, and restructurings. Prior to joining Imperial Capital, he was a Managing Director at Kroll Zolfo Cooper, where he advised clients on operational issues, acquisitions and recapitalizations. He was a Managing Director and member of the board of directors and the commitment committee of Ernst & Young Corporate Finance LLC and its successor companies. Mr. Warshauer received his M.B.A. from New York University and his B.S.B.A. from Bucknell University. The Board believes that Mr. Warshauer’s extensive accounting and investment banking experience provides the Board with knowledge and expertise on these and other matters, thus qualifying him to serve as a member of the Board.

Mr. Duka has been an independent director of Trade Arcade, Inc., an entertainment services company, since September 2021. He has also served as the Senior Advisor to Corporate Development of Acceleration Bay, LLC, an investment company incubator, since December 2019. Mr. Duka has served as the Executive Vice President of Corporate Development of Acceleration Bay, LLC, from September 2017 to December 2019, and as a member of the board of trustees of Bondhouse Investment Trust, a financial services company, from 2019 to 2021. Mr. Duka currently continues to serve as an advisor to the sponsor of Bondhouse Investment Trust. Mr. Duka has been a member of the board of directors of BCPL, a BDC, since 2018, a member of the board of trustees of Alternative Credit Income Fund, an interval fund, since 2020, a member of the board of LRFC, a BDC, since July 2021, a member of the board of PTMN, a BDC, since April 2019, and as a member of the board of trustees of Opportunistic Credit Interval Fund, an interval fund, since April 2022. Mr. Duka spent 20 years at Citigroup, a global banking institution, and was a Managing Director in the Financial Institutions group in Global Banking, retiring in February 2017. Mr. Duka was the senior banker responsible for managing Citibank’s banking relationships with a number of high profile traditional and alternative asset management companies. Mr. Duka oversaw all financings, capital markets activity, M&A and the provision of other banking services and advice for this client base. Mr. Duka also worked with the asset managers to develop a new generation of permanent capital vehicles, including BDCs, real estate investment trusts, closed-end funds, and European listed vehicles. Mr. Duka also worked at Bank of New York and United Jersey Bank. Mr. Duka received his B.A. from Rutgers College and his M.B.A. from Rutgers Graduate School of Management. The Board believes that Mr. Duka’s extensive investment banking experience provides the Board with knowledge and expertise on these and other matters, thus qualifying him to serve as a member of the Board.

There are no arrangements or understandings between Messrs. Warshauer and Duka individually and any other persons pursuant to which they were selected as directors, nor is there any family relationship between each one of them individually and any of the Company’s directors or other executive officers. In addition, neither Mr. Warshauer nor Mr. Duka are a party to any transaction, or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Messrs. Goldthorpe’s, Warshauer’s, Duka’s and Ms. Chou’s election to the Board, the Company and Messrs. Goldthorpe, Warshauer, Duka and Ms. Chou, individually, will enter into Indemnification Agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2025	RUNWAY GROWTH FINANCE CORP.

	By:	/s/ Thomas B. Raterman
Thomas B. Raterman
Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary